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                                                                   EXHIBIT 10.15

                                ENDORSEMENT NO. 2

                                       to

                          MULTIPLE LINE EXCESS OF LOSS
                        REINSURANCE AGREEMENT NO. 6404-09

                                     between

                         PENN-AMERICA INSURANCE COMPANY
                              Hatboro, Pennsylvania
                   (hereinafter referred to as the "COMPANY")

                                       and

                        NATIONAL REINSURANCE CORPORATION
                              Stamford, Connecticut
                  (hereinafter referred to as the "REINSURER")


                        NATIONAL REINSURANCE CORPORATION

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                                       -1-


ARTICLE 1 - PARTIES TO THE AGREEMENT

This Agreement is solely between the COMPANY and the REINSURER. When more than one COMPANY is named as a party to this Agreement, the first COMPANY named shall be the agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance shall any insured of the COMPANY, any claimant against an insured of the COMPANY, or any other third party have any rights under this Agreement.

ARTICLE 2 - BUSINESS COVERED

The REINSURER, subject to the terms and conditions hereunder and the exclusions set forth in EXHIBIT A, agrees to indemnify the COMPANY in respect of the net excess liability stipulated in this Agreement which may accrue to the COMPANY as a result of each loss on any one risk as respects Property Business, and as a result of one or more losses arising out of any occurrences as respects Casualty Business, which may occur during the currency of this Agreement under any and all binders, policies, or contracts of insurance issued by the COMPANY (all hereinafter referred to as "policies") and classified by the COMPANY as Property Business or Casualty Business.

ARTICLE 3 - COMMENCEMENT

This Agreement shall become effective at 12:01 a.m., Standard Time, January 1,1995 as respects in force, new and renewal business of the COMPANY and shall remain in force thereafter, subject to the terms and conditions for termination stipulated in the article entitled TERMINATION.

ARTICLE 4 - TERRITORY

This Agreement shall follow the territorial limits of the COMPANY'S original policies but is limited to policies issued to and covering insureds domiciled in the United States of America, its territories and possessions, or the Dominion of Canada.

ARTICLE 5 - SPECIAL ACCEPTANCE

Business not within the terms and conditions of this Agreement may be submitted to the REINSURER for special acceptance and, if accepted by the REINSURER, shall be subject to all of the terms and conditions of this Agreement except as modified by the special acceptance.

ARTICLE 6 - LIABILITY OF THE REINSURER

The REINSURER shall be liable to the COMPANY for the amount of net loss sustained by the COMPANY in excess of the COMPANY'S Retention, but not exceeding the Limit of Liability of the REINSURER as stipulated in the Schedule of Reinsurance.


                        NATIONAL REINSURANCE CORPORATION

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                                       -2-


IT IS MUTUALLY AGREED that effective at 12:01 a.m., on the various dates set forth below, this Agreement is amended as follows:

January 1, 1995:

1. The definition of "Net Written Premium" appearing in ARTICLE 24 - DEFINITIONS is deleted and replaced by the following:

     Net Written Premium

     The term "net written premium" shall mean gross written premium in respect of business reinsured under this Agreement, less return premium, and less written premium ceded for reinsurance, recoveries under which inure to the benefit of this Agreement. The foregoing notwithstanding, premium relating to Personal Automobile Liability Business, which is covered business under this Agreement, shall not be included in the definition of "net written premium".

2. Exclusion 14., appearing in EXHIBIT A - EXCLUSIONS is deleted and replaced by the following:

     14. Automobile liability insurance (other than personal automobile liability), except non owned and hired auto when written as part of a general liability policy;


February 15, 1995:

1. Exclusion 14., appearing in EXHIBIT A - EXCLUSIONS is deleted and replaced by the following:

     14.  Automobile liability insurance, except the following classes:

          Personal automobile liability; non-owned and hired automobile liability when written as part of a General Liability policy; and, Garage Liability (however Garagekeepers Legal Liability business is excluded);

All other terms and conditions remain unchanged.


                        NATIONAL REINSURANCE CORPORATION

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                                       -3-


IN WITNESS WHEREOF, the parties hereto have caused this Endorsement No. 2 to be executed in duplicate, in Hatboro, Pennsylvania this 5th day of May, 1995.

                                        PENN-AMERICA INSURANCE COMPANY

                                        /s/ Jon Saltzman
                                        ----------------------------------------

ATTEST: /s/ Thomas Reed
        ------------------------

And in Stamford Connecticut, this 5th day of May ,1995.

                                        NATIONAL REINSURANCE CORPORATION


                                        /s/ ILLEGIBLE
                                        ----------------------------------------
                                        Vice President

ATTEST: /s/ ILLEGIBLE
        -----------------------


                        NATIONAL REINSURANCE CORPORATION